As filed with the Securities and Exchange Commission on January 28, 1997

                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           INTERNATIONAL POST LIMITED
             (Exact name of registrant as specified in its charter)

                  Delaware                                 13-3735647
      (State or other jurisdiction of          (I.R.S. Employer Identification
       incorporation or organization)                        Number)

                   545  FIFTH  AVENUE,  NEW YORK,  NEW YORK  10017
              (Address of principal executive offices)     (Zip Code)

                           COMMON STOCK ISSUABLE UNDER
          THE INTERNATIONAL POST LIMITED 1993 LONG TERM INCENTIVE PLAN,
            THE INTERNATIONAL POST LIMITED RESTRICTED SHARE PLAN FOR
                                  DIRECTORS AND
                         VARIOUS STOCK OPTION AGREEMENTS
                            (Full title of the Plan)

Martin Irwin                              With a      Gerald Adler, Esq.
President and Chief Executive Officer     copy to:    Shereff, Friedman, Hoffman
International Post Limited                            & Goodman, LLP
545 Fifth Avenue                                      919 Third Avenue
New York, New York 10017                              New York, New York  10022
(212) 986-6300                                        (212) 758-9500
--------------------------------------------------------------------------------
                      (Name, address and telephone number,
                   including area code, of agents for service)

                         CALCULATION OF REGISTRATION FEE

       Title of                                      Proposed            Proposed Maximum
     Securities to              Amount to        Maximum Offering            Aggregate              Amount of
     be Registered            be Registered      Price Per Share          Offering Price         Registration Fee
 ---------------------       ---------------     ----------------        ----------------        ----------------

Common Stock, par             37,000 shares*          $0.01                     $370.00                  $.11
  value $0.01 per share
Common Stock, par             60,000 shares*         $11.00                 $660,000.00               $200.00
  value $0.01 per share
Common Stock, par            181,818 shares*          $9.35               $1,699,998.30               $515.15
  value $0.01 per share
Common Stock, par            172,366 shares*          $4.00                 $689,464.00               $208.93
  value $0.01 per share
Common Stock, par            172,367 shares*          $5.00                 $861,835.00               $261.16
  value $0.01 per share
Common Stock, par            172,367 shares*          $6.00               $1,034,202.00               $313.39
  value $0.01 per share
Common Stock, par             82,900 shares*          $4.50**               $373,050.00**             $113.05
  value $0.01 per share

Total                        878,818 shares*                              $5,318,919.30             $1,611.79

         * As such number may be amended due to adjustments arising out of any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar corporate event.

        ** Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457 under the Securities of 1933, as amended, on the basis of the average of the high and low prices of the registrant's common stock as listed on the NASDAQ National Market System on a date within five days prior to the filing hereof.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents which have been filed by International Post Limited, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996, which is the Company's latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1996.

         (c) The Company's Proxy Statement for annual meeting of stockholders held on January 8, 1997.

         (d) The description of the Company's common stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement as of the date of the filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") provides, in summary, that directors and officers of
Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful, provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article 8 of the Company's Certificate of Incorporation entitles officers and directors of the Company to indemnification to the fullest extent permitted by Section 145 of the Delaware Law, as the same may be supplemented from time to time.

         Article 9 of the Company's Certificate of Incorporation, as amended, provides that no director shall have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision does not limit or eliminate the liability of any director (i) for breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law (involving certain unlawful dividends or stock purchases or redemptions), or (iv) for any transaction from which such director derived an improper personal benefit.

         The Company maintains a primary directors and officers liability and company reimbursement insurance policy (the "Policy") which, among other things, provides for (i) payment on behalf of any of the Company's past, present or future directors or officers against Loss (as defined in the Policy) as a result of any Claim (as defined in the Policy) first made against the directors or officers of the Company for any error, misstatement, misleading statement, act, omission, neglect, or breach of duty committed or attempted, or allegedly committed or attempted (each a "Wrongful Act"), occurring after August 1, 1992, by one or more directors or officers of the Company, individually or collectively, in their respective capacities as such, or for any matter claimed against one or more directors or officers of the Company solely by reason of their status as such, except for such Loss paid by the Company to any director or officer of the Company as indemnification, and (ii) payment on behalf of the Company against Loss for which the Company is required or permitted to pay as indemnification to any director or officer of the Company as the result of any Claim first made against any director or officer of the Company for any Wrongful Act. The Policy does not cover Loss arising from any Claim made against the Company or its directors or officers stemming from, among other things, a Claim
(a) brought about or contributed to by the fraudulent, dishonest or criminal act or omission of a director or officer of the Company, provided that a judgment or other final adjudication adverse to such director or officer establishes that fraudulent, dishonest or criminal acts were committed by such director or officer, or (b) based upon or attributable to any of the directors or officers of the Company gaining in fact any personal profit or advantage to which they were not legally entitled. The Company also maintains a supplemental insurance and company reimbursement policy providing substantially similar coverage as discussed above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

        Exhibit
        Number                           Description
        -------   --------------------------------------------------------------
         4.1      International Post Limited 1993 Long Term Incentive Plan

         4.2      International Post Limited Restricted Share Plan for Directors

         4.3 Stock Option Agreement, dated as of February 15, 1994, between International Post Limited and Terrence A. Elkes

         4.4 Stock Option Agreement, dated as of February 15, 1994, between International Post Limited and Kenneth F. Gorman

         4.5 Stock Option Agreement, dated as of February 15, 1994, between International Post Limited and Jeffrey J. Kaplan

         5        Opinion of Shereff, Friedman, Hoffman & Goodman, LLP

         23.1     Consent of Arthur Andersen LLP

         23.2 Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in Exhibit 5)

         24       Power  of  Attorney   (included  in  signature  page  to  this
                  Registration Statement)

ITEM 9.  UNDERTAKINGS


(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of January, 1997.


                                               INTERNATIONAL POST LIMITED

                                               By: /S/ JEFFREY J. KAPLAN
                                                   ----------------------------
                                                   Jeffrey J. Kaplan
                          Executive Vice President and
                             Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Jeffrey J. Kaplan and Gary R. Strack, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Company hereby confers like authority on its behalf.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Name and Signature           Title                                   Date
-----------------------      --------------------------         ----------------
                             President, Chief Executive         January 28, 1997
/S/ MARTIN IRWIN             Officer and  Director
-----------------------      (Principal Executive Officer)
Martin Irwin
                             Executive Vice President,          January 28, 1997
                             Chief Financial Officer
/S/ JEFFREY J. KAPLAN        and Director
-----------------------      (Principal Financial Officer)
Jeffrey J. Kaplan

                             Vice President, Treasurer          January 28, 1997
/S/ GARY R. STRACK           and Secretary
-----------------------      (Principal Accounting Officer)
Gary R. Strack


/S/ ROBERT H. ALTER          Director                           January 28, 1997
-----------------------
Robert H. Alter


/S/ JULIUS BARNATHAN         Director                           January 28, 1997
-----------------------
Julius Barnathan


/S/ TERRENCE A. ELKES        Director                           January 28, 1997
-----------------------
Terrence A. Elkes


/S/ KENNETH F. GORMAN        Director                           January 28, 1997
-----------------------
Kenneth F. Gorman


/S/ LOUIS H. SIRACUSANO      Director                           January 28, 1997
-----------------------
Louis H. Siracusano

                           INTERNATIONAL POST LIMITED

                                    FORM S-8
                             REGISTRATION STATEMENT


                                  EXHIBIT INDEX


                                                                    Sequentially
                                                                      Numbered
   Exhibit                                                              Page
   -------                                                          ------------

     4.1    International  Post Limited 1993 Long Term  Incentive
            Plan

     4.2    International  Post Limited Restricted Share Plan for
            Directors

     4.3    Stock  Option  Agreement,  dated as of  February  15,
            1994, between International Post Limited and Terrence
            A. Elkes

     4.4    Stock  Option  Agreement,  dated as of  February  15,
            1994, between  International Post Limited and Kenneth
            F. Gorman

     4.5    Stock  Option  Agreement,  dated as of  February  15,
            1994, between  International Post Limited and Jeffrey
            J. Kaplan

     5      Opinion of Shereff, Friedman, Hoffman & Goodman, LLP

     23.1   Consent of Arthur Andersen LLP

     23.2   Consent of Shereff,  Friedman,  Hoffman & Goodman,  LLP (included in
            Exhibit 5)

     24 Power of Attorney (included in signature page to this Registration Statement)